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                                                                   EXHIBIT 24.1


                                 CONSENT OF ATTORNEYS

    Reference is made to the Registration Statement on Form S-3 of Evergreen Resources, Inc.

    I hereby consent to the use of my legal opinion concerning the legality of the securities being registered dated October 10, 1997 and filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Evergreen Resources, Inc. as to the legality of its securities proposed to be sold.

                                       JOHN B. WILLS
                                       Attorney at Law


                                       By: /s/ JOHN B. WILLS
                                          ----------------------------------
                                          John B. Wills


Denver, Colorado
October 10, 1997